Exhibit 2

FOURTH AMENDING AGREEMENT IN

RESPECT OF THE BRIDGE LOAN AGREEMENT

THIS FOURTH AMENDING AGREEMENT, made as of the 15th day of October, 2008

BETWEEN:

MAGNA ENTERTAINMENT CORP.,

a corporation incorporated under the laws of the State of Delaware

(hereinafter called the “Borrower”),

OF THE FIRST PART,

- and -

MID ISLANDI SF.,

a partnership formed under the laws of Iceland, acting through its Zug branch

(hereinafter called the “Lender”),

OF THE SECOND PART,

- and -

PACIFIC RACING ASSOCIATION,

a corporation incorporated under the laws of the State of California

- and -

MEC LAND HOLDINGS (CALIFORNIA) INC.,

a corporation incorporated under the laws of the State of California

(hereinafter collectively called the “Golden Gate Fields Guarantors”),

OF THE THIRD PART,

- and -

THE SANTA ANITA COMPANIES, INC.,

a corporation incorporated under the laws of the State of Delaware

- and -

LOS ANGELES TURF CLUB, INCORPORATED,

a corporation incorporated under the laws of the State of California

(hereinafter collectively called the “Santa Anita Guarantors”),

OF THE FOURTH PART,

- and -

GULFSTREAM PARK RACING ASSOCIATION, INC.,

a corporation incorporated under the laws of the State of Florida

(hereinafter called the “Gulfstream Guarantor”),

OF THE FIFTH PART,

- and -

GPRA THOROUGHBRED TRAINING CENTER INC.,

a corporation incorporated under the laws of the State of Delaware

(hereinafter called the “Palm Meadows Training Guarantor”),

OF THE SIXTH PART,

- and -

MEC DIXON, INC.,

a corporation incorporated under the laws of the State of Delaware

(hereinafter called the “Dixon Guarantor”),

OF THE SEVENTH PART,

- and -

MEC HOLDINGS (USA) INC.,

a corporation incorporated under the laws of the State of Delaware

- and -

SUNSHINE MEADOWS RACING, INC.,

a corporation incorporated under the laws of the State of Delaware

(hereinafter collectively called the “Ocala Guarantors”),

OF THE EIGHTH PART,

- and -

THISTLEDOWN, INC.,

a corporation incorporated under the laws of the State of Ohio

(hereinafter called the “Thistledown Guarantor”),

OF THE NINTH PART,

- and -

MEC MARYLAND INVESTMENTS INC.,

a corporation incorporated under the laws of the State of Delaware

- and -

30000 MARYLAND INVESTMENTS LLC,

a limited liability company formed under the laws of the State of Delaware

(hereinafter collectively called the “AmTote Guarantors”) (the Golden Gate Fields Guarantors, the Santa Anita Guarantors, the Gulfstream Guarantor, the Palm Meadows Training Guarantor, the Dixon Guarantor, the Ocala Guarantors, the Thistledown Guarantor, and the AmTote Guarantors hereinafter collectively called the “Guarantors”),

OF THE TENTH PART.

WHEREAS the Lender, as lender, the Borrower, as borrower, and the Guarantors, as guarantors, are parties to a bridge loan agreement made as of September 12, 2007, as amended by a First Amending Agreement (the “First Bridge Loan Amending Agreement”) made as of the 23rd day of May, 2008, as amended by a Second Amending Agreement (the “Second Bridge Loan Amending Agreement”) made as of the 13th day of August, 2008, as amended by a Third Amending Agreement (the “Third Bridge Loan Amending Agreement”) made as of the 15th day of September, 2008 (such bridge loan agreement, as amended and as may be further amended, modified, renewed or replaced from time to time being referred to herein as the “Bridge Loan Agreement”);

AND WHEREAS on September 11, 2007, the Borrower’s Board of Directors approved and adopted a plan (the “MEC Debt Elimination Plan”) (referenced in the Bridge Loan Agreement as the Borrower Restructuring Plan) to restructure the Borrower’s balance sheet through the sale of certain assets and entering into strategic partnerships or joint ventures to allow the Borrower to substantially eliminate its debt by December 31, 2008, and to pursue a business plan focused on achieving sustainable profitability;

AND WHEREAS the MEC Debt Elimination Plan contemplated the sale of assets including, without limiting the generality of the foregoing, certain of those Properties owned by the Borrower that constitute collateral for the Loan;

AND WHEREAS the sale of assets under the MEC Debt Elimination Plan continues to take longer than originally contemplated and, although the Borrower continues to take steps to implement the MEC Debt Elimination Plan, it does not expect to execute the MEC Debt Elimination Plan on the originally contemplated time schedule, if at all;

AND WHEREAS on March 31, 2008, the Board of Directors of MI Developments Inc. (“MID”), an affiliate of the Lender and the controlling shareholder of the Borrower, received a reorganization proposal on behalf of various shareholders of MID that would, among other things, alter the relationship between MID and the Borrower;

AND WHEREAS on June 27, 2008, MID announced that, in light of shareholder discussions relating to potential amendments to the reorganization proposal, the special meeting of MID shareholders to consider the reorganization proposal, previously called for July 24, 2008, was being postponed;

AND WHEREAS despite discussions between MID and various of its shareholders relating to potential amendments to the reorganization proposal, no consensus has been reached with respect to such amendments, and, therefore, MID intends to continue to explore the strategic transactions and alternatives available in respect of the Borrower, including a recapitalization, restructuring or sales of some or all of the Borrower’s assets, and evaluation of whether or to what extent MID might participate in any such transactions or alternatives;

AND WHEREAS on August 22, 2008, MID announced that it had retained GMP Securities L.P. as a financial advisor to MID management to liaise with shareholders in an attempt to develop a consensus on how best to reorganize MID;

AND WHEREAS pursuant to the First Bridge Loan Amending Agreement the parties to the Bridge Loan Agreement have amended the Bridge Loan Agreement to, inter alia: (i) increase the Loan Amount from $80,000,000 to $110,000,000; (ii) provide that Loan Amounts borrowed and repaid prior to the date of the First Bridge Loan Amending Agreement may be reborrowed; (iii) extend the Maturity Date of the Loan from May 31, 2008 to August 31, 2008; and (iv) provide for certain additional arrangement and extension fees, all on the terms and conditions set out therein;

AND WHEREAS pursuant to the Second Bridge Loan Amending Agreement the parties to the Bridge Loan Agreement have amended the Bridge Loan Agreement to, inter alia: (i) extend the Maturity Date of the Loan from August 31, 2008 to September 30, 2008; and (ii) provide for an extension fee, all on the terms and conditions set out therein;

AND WHEREAS pursuant to the Third Bridge Loan Amending Agreement the parties to the Bridge Loan Agreement have amended the Bridge Loan Agreement to, inter alia: (i) extend the Maturity Date of the Loan from September 30, 2008 to October 31, 2008; and (ii) provide for an extension fee, all on the terms and conditions set out therein;

AND WHEREAS the parties to the Bridge Loan Agreement have agreed to further amend the Bridge Loan Agreement to, inter alia: (i) increase the Loan Amount from $110,000,000 to $125,000,000; and (ii) provide that Loan Amounts borrowed and repaid in July 2008 may be reborrowed, all on the terms and conditions set out herein;

AND WHEREAS the Lender has provided a letter to the Borrower determining in writing that the Maturity Date shall be December 1, 2008 (or such later date or dates as may be determined in writing from time to time by the Lender in its sole discretion, with such later date or dates being subject to such conditions as may be determined by the Lender in its sole discretion);

NOW THEREFORE, in consideration of the mutual covenants and agreements set forth in this Agreement and the sum of Ten Dollars ($10.00) paid by each of the parties hereto to the other and for other good and valuable consideration (the receipt and sufficiency of which are hereby acknowledged), the parties hereto covenant and agree as follows:

1.                                       Definitions.  Unless otherwise defined herein, all capitalized terms used in this agreement (this “Agreement”) shall have the respective meanings ascribed to them in the Bridge Loan Agreement.

2.                                       Representations and Warranties. The Borrower and the Guarantors jointly and severally represent and warrant to and in favour of the Lender, with the intent that the Lender shall be entitled to rely upon such representations and warranties in entering into this Agreement and notwithstanding the completion of the transactions contemplated herein, that: (i) all of the recitals to this Agreement are true and complete in all material respects; (ii) except as specifically qualified in the Disclosure Schedule, all of the representations and warranties of the Borrower in Article 5 of the Bridge Loan Agreement are true and correct on the date hereof as if made on and as of the date hereof; and (iii) there are no facts, conditions or circumstances that are known to the Borrower or any of the Guarantors and that may reasonably be considered relevant to the Lender’s decision to enter into this Agreement that have not been disclosed in writing to the Lender.

3.                                       Amendments.                      The Bridge Loan Agreement is hereby amended as follows:

(a)                                  by adding, in proper alphabetical order, the following definition of “Bankruptcy Code” to Section 1.1 of the Bridge Loan Agreement:

““Bankruptcy Code”  means Title 11 of the United States Code, 11 U.S.C. §§ 101 et. seq.;”;

(b)                                 by adding, in proper alphabetical order, the following definition of “Fourth Bridge Loan Amending Agreement” to Section 1.1 of the Bridge Loan Agreement:

““Fourth Bridge Loan Amending Agreement” means that certain Fourth Amending Agreement in respect of this Agreement made as of the 15th day of October, 2008;”;

(c)                                  by deleting the number “$110,000,000” in the third line of Section 2.1 of the Bridge Loan Agreement, and replacing it with the number “$125,000,000”;

(d)                                 by deleting Section 2.2 of the Bridge Loan Agreement in its entirety and replacing it with the following:

“2.2                        Nature of Bridge Loan

(a) Subject to Subsections 2.2(b) and 2.2(c), the Bridge Loan is a non-revolving facility and any portion of the Loan that is repaid shall reduce the Loan Amount and may not be re-borrowed.

(b) So long as the Borrower is not in default hereunder, the Borrower shall have the right to re-borrow that portion of the Loan that the Borrower borrowed and repaid prior to May 23, 2008.

(c) So long as the Borrower is not in default hereunder, the Borrower shall have the right to re-borrow that portion of the Loan that the Borrower borrowed and repaid in July 2008.”;

(e)                                  by deleting in its entirety Subsection 7.2(q)(i)) of the Bridge Loan Agreement and replacing it with the following:

“(i)                               a grid promissory note in the amount of One Hundred and Twenty Five Million Dollars ($125,000,000) from the Borrower in favour of the Lender (the “Borrower Note”);”;

(f)                                    by deleting the clause in Section 4.4 beginning with the words “including, without limitation” and ending with the words “expenses and compensation” and replacing the said clause with the following, with effect from and after the Closing Date:

“including, without limitation, all of the reasonable fees and disbursements of counsel and other advisors to the Lender (as defined in the paragraph below), its agents, and any such receiver or receiver-manager, on a full indemnity basis, incurred in connection therewith, including all sales, goods and services or value-added taxes payable by any of them on all such costs, expenses and compensation.

For purposes of Section 4.4(a), (b), and (c) and the immediately preceding clause, “Lender” means the Lender and MID and its Subsidiaries (other than MEC and its Subsidiaries), including, without limitation, the Board of Directors of MID and any committee thereof.”;

(g)                                 by deleting Section 7.2(r) of the Bridge Loan Agreement in its entirety and replacing it with the following:

“(r) prior to the first Advance on or after November 17, 2008: (A) BMO shall have extended the maturity of the BMO Credit Agreement to no earlier than December 1, 2008 on terms satisfactory to the Lender in its sole and absolute discretion; or (B) the Borrower shall have obtained financing to replace the financing under the BMO Credit Agreement, having a maturity no earlier than December 1, 2008 and otherwise on terms satisfactory to the Lender in its sole and absolute discretion.”;

(h)                                 by deleting Section 9.2 of the Bridge Loan Agreement in its entirety and replacing it with the following:

“9.2                           Confidentiality

The Lender will maintain on a confidential basis (except as otherwise permitted hereunder or as required by Applicable Law) all information relating to the Borrower and its Subsidiaries provided to it hereunder by and on behalf of the Borrower or any of its Subsidiaries or obtained in respect of any diligence conducted in respect hereof; provided, however, that this Section 9.2 shall not apply to any information which (i) was lawfully in the public domain at the time of communication to the Lender, (ii) lawfully enters the public domain through no fault of the Lender subsequent to the time of communication to the Lender, (iii) was lawfully in the possession of the Lender free of any obligation of confidence at the time of communication to the Lender, or (iv) was lawfully communicated to the Lender free of any obligation of confidence subsequent to the time of initial communication to the Lender.

Notwithstanding the foregoing, the Lender and/or MID shall have the right to make available to any third-party (including, without limitation, ay potential Permitted Lender Assignee) in connection with a sale of, or other transaction relating to, the Lender’s and/or MID’s debt or equity investments in the Borrower any and all information that the Lender and/or MID has regarding the Borrower and the loans to the Borrower and, at the Lender’s and/or MID’s request, the Borrower shall provide any additional information to such third-party (including reasonable access to the Borrower’s management and personnel) requested in connection with such prospective transaction relating to the Lender’s and/or MID’s debt or equity investments in the Borrower; provided, in each case, prior to such disclosure, such third-party shall have entered into a typical and customary confidentiality agreement for the benefit of the Borrower.”; and

(i)                                     by adding the following as Section 9.26 of the Bridge Loan Agreement:

“9.26                     Bankruptcy/Automatic Stay Waiver

If, for any reason, the Borrower or any Guarantor becomes a debtor in a case under any chapter of the Bankruptcy Code, then the Borrower and each Guarantor hereby consents to any termination or modification of the automatic stay as requested by the Lender under Section 362 of the Bankruptcy Code, and hereby expressly waive any and all rights, protections and benefits of the automatic stay or similar injunctive relief available under the Bankruptcy Code.”

4.                                       Conditions Precedent.  The amendments contained in this Agreement shall be conditional upon the satisfaction (or waiver by the Lender) of all of the following conditions (collectively, the “Conditions Precedent”): (i) the Borrower extending the maturity of the BMO Credit Agreement to no earlier than November 17, 2008 on terms satisfactory to the Lender in its sole and absolute discretion; (ii) the delivery by the Borrower to the Lender of a certified copy of the resolution passed by the Borrower’s Board of Directors approving the entering into of this Agreement; (iii) the complete truth and accuracy of the representations and warranties set forth in Section 2 of this Agreement; and (iv) the delivery by the Borrower and the Guarantors to the Lender of a release, in form and substance satisfactory to the Lender, given by the Borrower and the Guarantors to, inter alios, the Lender, MID and its Subsidiaries (other than MEC and its Subsidiaries) and their respective directors, officers, employees and advisors, with respect to any claims that the Borrower and/or any of the Guarantors may have against such parties.  The Conditions Precedent are strictly inserted for the benefit of the Lender and may be waived, in whole or in part, at any time and from time to time, by the Lender at the Lender’s sole and absolute discretion.

5.                                       Opinions.  The Borrower shall, if requested by the Lender in writing, deliver to the Lender, as soon as reasonably practicable following such written request, opinions of each of the Borrower’s and Guarantors’ New York and Delaware Agent, the Borrower’s and Guarantors’ Florida Agent, and the Borrower’s and Guarantors’ California Agent, and the Borrower’s and Guarantors’ Ohio Agent, addressed to the Lender, the Lender’s Counsel, and the Lender’s relevant agents, in form, scope and substance satisfactory to the Lender and the Lender’s Counsel, acting reasonably, with respect to this Agreement and any of the Loan Documents.

6.                                       Confirmation of Amended Bridge Loan Agreement; Reaffirmation of the Loan Documents; Acknowledgement; No Defenses.  The Bridge Loan Agreement, as amended by this Agreement, is hereby ratified and confirmed in all respects and time shall remain of the essence. The Borrower and each Guarantor hereby acknowledges and agrees that all terms, covenants, conditions and provisions of the Loan Documents continue in full force and effect and remain unaffected and unchanged, except to the extent expressly set forth in this Agreement.  After the date hereof (subject to the satisfaction or waiver of all Conditions Precedent), all references in each Loan Document to the Loan Agreement shall be deemed to be a reference to the Bridge Loan Agreement as amended by this Agreement. This Agreement is not intended to and shall not be deemed or construed to create or constitute a waiver, release, or relinquishment of, and shall not affect, the liens, security interests and rights, remedies and interests thereunder, all of which are hereby ratified, confirmed, renewed and extended in all respects.  Without limiting the foregoing, each of Borrower and the Guarantors reaffirms to the Lender each of its respective representations, warranties, covenants and agreements set forth in the Loan Documents. Borrower and each Guarantor hereby acknowledges and agrees that the principal balance of the Loan as of October 15, 2008 is $95,887,275.97. The Borrower and each Guarantor acknowledges and agrees that it has no defenses, counterclaims, offsets, cross-complaints, causes of action, rights, claims or demands of any kind or nature whatsoever, including without limitation, any usury or lender liability claims or defenses, arising out of or relating to the Loan, any Loan Documents, or the Collateral, or this Agreement (collectively, “Defenses”), that can be asserted to (a) amend, modify, reduce, suspend, abate, subordinate or eliminate all or any part of the Borrower’s liability for the Loans or its obligations under the Loan Documents, or any of the Guarantor’s liabilities or obligations under any guaranty, or (b) seek relief or damages of any kind or nature, including affirmative or equitable, from the Lender with respect to any of the Collateral.  The Borrower and each Guarantor further acknowledges and agrees that to the extent that any such Defenses should (or could, with the lapse of time or the giving of notice or both) now or hereafter in fact exist, including without limitation, any usury or lender liability claim, all such Defenses are being fully, finally and irrevocably waived, released and extinguished by the Borrower and the Guarantors as agreed to between the parties.

7.                                      Successors and Assigns.  This Agreement shall enure to the benefit of and shall be binding on and enforceable by the parties hereto and their respective successors and permitted assigns.

8.                                      Governing Law.  This Agreement shall be governed by and construed in accordance with the laws of the State of New York and the federal laws of the United States of America applicable herein.

9.                                      Time of the Essence.  Time shall be of the essence of this Agreement.  If anything herein is to be done on a day which is not a Business Day, the same shall be done on the next succeeding Business Day.  Where in this Agreement a number of days is prescribed, the number shall be computed by excluding the first day and including the last day.

10.                                Headings, Extended Meanings.  The headings in this Agreement are inserted for convenience of reference only and shall not constitute a part hereof and are not to be considered in the interpretation hereof.  In this Agreement, words importing the singular include the plural and vice versa; words importing the masculine gender include the feminine and vice versa; and words importing persons include firms or corporations and vice versa.

11.                                Counterparts.  This Agreement may be executed in counterparts and may be delivered by e-mail and/or facsimile transmission.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement or have caused the same to be executed by their duly authorized representatives as of the date first above written.

MAGNA ENTERTAINMENT CORP., as Borrower

by
	Name:	Blake Tohana
	Title:	Executive Vice President and Chief Financial Officer

	Name:	William Ford
	Title:	Secretary

We have authority to bind the Corporation.

PACIFIC RACING ASSOCIATION

by
	Name:	Blake Tohana
	Title:	Executive Vice President and Chief Financial Officer

	Name:	William Ford
	Title:	Secretary

We have authority to bind the Corporation.

MEC LAND HOLDINGS (CALIFORNIA) INC.

by
	Name:	Blake Tohana
	Title:	Executive Vice President and Chief Financial Officer

	Name:	William Ford
	Title:	Secretary

We have authority to bind the Corporation.

THE SANTA ANITA COMPANIES, INC.

by
	Name:	Blake Tohana
	Title:	Executive Vice President and Chief Financial Officer

	Name:	William Ford
	Title:	Secretary

We have authority to bind the Corporation.

LOS ANGELES TURF CLUB, INCORPORATED

by
	Name:	Blake Tohana
	Title:	Executive Vice President and Chief Financial Officer

	Name:	William Ford
	Title:	Secretary

We have authority to bind the Corporation.

GULFSTREAM PARK RACING ASSOCIATION, INC.

by
	Name:	Blake Tohana
	Title:	Executive Vice President and Chief Financial Officer

	Name:	William Ford
	Title:	Secretary

We have authority to bind the Corporation.

MEC HOLDINGS (USA) INC.

by
	Name:	Blake Tohana
	Title:	Executive Vice President and Chief Financial Officer

	Name:	William Ford
	Title:	Secretary

We have authority to bind the Corporation.

MEC DIXON, INC.

by
	Name:	Blake Tohana
	Title:	Executive Vice President and Chief Financial Officer

	Name:	William Ford
	Title:	Secretary

We have authority to bind the Corporation.

GPRA THOROUGHBRED TRAINING CENTER, INC.

by
	Name:	Blake Tohana
	Title:	Executive Vice President and Chief Financial Officer

	Name:	William Ford
	Title:	Secretary

We have authority to bind the Corporation.

SUNSHINE MEADOWS RACING, INC.

by
	Name:	Blake Tohana
	Title:	Executive Vice President and Chief Financial Officer

	Name:	William Ford
	Title:	Secretary

We have authority to bind the Corporation.

THISTLEDOWN, INC.

by
	Name:	Blake Tohana
	Title:	Executive Vice President and Chief Financial Officer

	Name:	William Ford
	Title:	Secretary

We have authority to bind the Corporation.

MEC MARYLAND INVESTMENTS INC.

by
	Name:	Blake Tohana
	Title:	Executive Vice President and Chief Financial Officer

	Name:	William Ford
	Title:	Secretary

We have authority to bind the Corporation.

30000 MARYLAND INVESTMENTS LLC

by
	Name:	Blake Tohana
	Title:	Executive Vice President and Chief Financial Officer

	Name:	William Ford
	Title:	Secretary

We have authority to bind the Corporation.

MID ISLANDI SF., acting through its Zug Branch

by
	Name:	Thomas Schultheiss
	Title:	Branch Manager

	Name:	Peter Nideroest
	Title:	Branch Manager

We have authority to bind the Partnership.